Exhibit 99.1

PRELIMINARY COPY - SUBJECT TO COMPLETION

PRELIMINARY PROXY CARD

Columbus Circle Capital Corp I

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLUMBUS CIRCLE CAPITAL CORP I

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Gary Quin and Daniel Nash, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), to be held virtually on ___________, 2025, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/_______, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2025, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

COLUMBUS CIRCLE CAPITAL CORP I

THE BOARD OF DIRECTORS OF COLUMBUS CIRCLE CAPITAL CORP I
RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 9.

(1)

Proposal 1 – The Domestication Proposal — To approve by way of a special resolution (a) the change of domicile of CCCM by way of a continuation out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); and (b) the filing of a Certificate of Corporate Domestication with the Secretary of State of Delaware, under which CCCM will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The CCCM Interim Charter Proposal — To approve by way of a special resolution, subject to the approval of the Domestication Proposal by way of a special resolution, upon the Domestication taking effect, (a) the adoption of the certificate of incorporation, in the form appended to the accompanying Proxy Statement as Annex B, in place of CCCM’s amended and restated memorandum and articles of association, as currently in effect (the “CCCM Memorandum and Articles”), and which will remove or amend those provisions of the CCCM Memorandum and Articles that terminate or otherwise cease to be applicable as a result of the Domestication; and (b) the adoption of bylaws in the form appended as Annex B to the accompanying Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 – The Business Combination Proposal — To approve by way of an ordinary resolution the Business Combination Agreement, dated as of June 23, 2025, as amended on July 28, 2025 (and as may be further amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among CCCM, ProCap Financial, Inc., a Delaware corporation (“Pubco”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation, pursuant to which, among other things, following the Domestication, (a) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and (b) Company Merger Sub will merge with and into ProCap, with ProCap continuing as the surviving entity (the “Company Merger,” and together with SPAC Merger and the transactions contemplated by the Business Combination Agreement and the Ancillary Documents , the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4 - The Pubco Charter Proposal — To approve by way of ordinary resolution the adoption of the amended and restated certificate of incorporation of Pubco (the “Pubco Charter”) and the amended and restated bylaws of Pubco (the “Pubco Bylaws”), substantially in the form attached to this Proxy Statement as Annexes D and E, respectively (the “Proposed Organizational Documents”), which are necessary to adequately address the needs of Pubco following the Closing.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5 – The Organizational Documents Proposals — To approve by way of ordinary resolution, on a non-binding advisory basis, three separate proposals to approve the material differences between the CCCM Memorandum and Articles and the Proposed Organizational Documents.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5A)	Proposal 5(A) – To approve the provision in the Pubco Charter authorizing the issuance of up to 600,000,000 shares, consisting of 550,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5B)	Proposal 5(B) – To approve the provision of the Pubco Charter requiring, subject to the DGCL, the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of Pubco Stock entitled to vote thereon, voting together as a single class, to amend, repeal, or modify the Pubco Charter or Pubco Bylaws.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5C)	Proposal 5(C) – To approve all provisions of the Proposed Organizational Documents related to the change from a blank check company with a limited time period to complete a business combination to a corporation with perpetual existence.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6 – The Director Election Proposal – To approve by way of an ordinary resolution a proposal to elect five directors to serve on the board of directors of Pubco following consummation of the Business Combination for the applicable term under the Pubco Charter, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

Name
Anthony Pompliano
Gary Quin
Bill Koutsouras
William H. Miller IV

Eric Jackson

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(7)	Proposal 7 – The Nasdaq Proposal – To approve by way of an ordinary resolution a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco Stock in connection with the Business Combination and (ii) additional shares of Pubco Stock that will, upon Closing, be reserved for issuance (a) upon conversion of the Convertible Notes issued pursuant to the Convertible Note Subscription Agreements and (b) pursuant to the Incentive Plan (as defined below), to the extent such issuances would require shareholder approval under Nasdaq Rule 5635.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 – The Incentive Plan Proposal –To approve by way of an ordinary resolution the ProCap Financial, Inc. 2025 Equity Incentive Plan, referred to as the “Incentive Plan.” The form of Incentive Plan to become effective upon consummation of the Business Combination is appended to the accompanying Proxy Statement as Annex F.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 9 – The Adjournment Proposal — To approve by way of an ordinary resolution a proposal to adjourn the Meeting to a later date or dates, if it is determined by CCCM that additional time is necessary or appropriate to complete the Business Combination or for any other reason.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If Shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.